Exhibit 3.7
BYLAWS
OF
COWTOWN PIPELINE MANAGEMENT, INC.
ARTICLE I
OFFICES
Section 1.    Registered Office and Registered Agent. The registered office and registered agent of the corporation shall be as described in the Articles of Incorporation as from time to time amended or as set forth in the last effective Statement of Change of Registered Office filed with the Secretary of State of Texas, whichever is applicable. The corporation shall not change either its registered agent or registered office without first filing with the Secretary of State of Texas an appropriate amendment to the Articles of Incorporation or a Statement of Change of Registered Office or Agent.
Section 2.    Business Office Location. The corporation may also have offices at such other places, within or without the State of Texas, as the board of directors may from time to time determine or the business of the corporation may require. The principal business office of the corporation shall be set by resolution of the board of directors in written minutes of the corporation. The first principal business office of the corporation shall be described in the minutes of the organizational meeting of the corporation.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.    Location. All meetings of shareholders shall be held at the principal business office of the corporation, or at such other place as may be designated by the board of directors and stated in the notice of the meeting or in the duly executed waiver of notice thereof. The board of directors may determine that a meeting may be held solely by means of remote communication in accordance with Texas law.
Section 2.    Annual Meeting. Unless delayed or accelerated by action of the board of directors of the corporation, an annual meeting of shareholders, commencing after the first fiscal year of the corporation, shall be held on the last day of the first fiscal quarter of each fiscal year of the corporation, if not a legal holiday and if a legal holiday, on the next secular day following. At the annual meeting of shareholders, the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.
Section 3.    List of Shareholders.
(1)    The officer or agent having charge of the share transfer records for shares of the corporation shall make available, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each. Such list, for a period often (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.
(2)    Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This section does not require the corporation to include any electronic contact information of any shareholder on the list. If the corporation elects to make the list available on an electronic network, the corporation shall take reasonable steps to ensure that the information is available only to shareholders of the corporation.
(3)    Such list shall also be produced and kept open at the time and place of meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfers records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.
Section 4.    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the chief executive officer of the corporation, the president, a vice president, or a majority of the members of the board of directors, or by the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.
Section 5.    Notice. Written or printed notice, stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the chief executive officer or president of the corporation, the secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.
Section 6.    Notice by Electronic Transmission. On consent of a shareholder, notice from a corporation under any provision of the Texas Business Corporation Act, the Articles of Incorporation, or the Bylaws may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the corporation. The shareholder’s consent is deemed to be revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation knows that delivery of these two electronic transmissions was unsuccessful.
Section 7.    Quorum of Shareholders.
(1)    The holders of a majority of shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
(2)    When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of statute, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
(3)    Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.
Section 8.    Proxies.
(1)    At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney in fact, and bearing a date of not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.
(2)    A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by shareholder.

(3)    A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
Section 9.    Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten (10) days nor more than sixty (60) days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.
Section 10.    Shareholder Meeting by Electronic Communication. Except as otherwise expressly provided by statute, the Articles of Incorporation, or these Bylaws, shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or other means of remote communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened if:

(i)	The corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder;

(ii)
The corporation implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholder, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and

(iii)	The corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.
Section 11.    Action Without Meeting.
(1)    Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.
(2)    Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded.
(3)    A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the corporation at its registered office in this state or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding subsection (2) of this section, consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the board of directors of the corporations. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used if the reproduction is a complete reproduction of the entire original writing.
(4)    Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.
ARTICLE III
DIRECTORS
Section 1.    General. The business and affairs of the corporation shall be managed by its board of directors, who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
Section 2.    Number and Election of Directors.
(1)    The board of directors shall be made up of one or more members, with the number to be set from time to time by the shareholders at any annual or special meeting, except that the number constituting the initial board of directors shall be as fixed by the Articles of Incorporation. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the Articles of Incorporation or the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The names and addresses of the members of the initial board of directors shall be stated in the Articles of Incorporation.
(2)    Directors shall be elected at each annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until his successor shall have been elected and qualified.
Section 3.    Removal of Director. Any director may be removed either for or without cause at any special meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.
Section 4.    Vacancies. If any vacancies occur in the board of directors, caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or the successor or successors may be chosen at a special meeting of shareholders called for that purpose, and each successor director so chosen shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose.
Section 5.    Cumulative Voting. The corporation elects to grant shareholders or other persons the right to cumulate his votes in the election of directors. A shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives the written notice provided for herein.
Section 6.    Resignations. A director may resign at any time by giving notice in writing or by electronic transmission to the board of directors. Such resignation shall take effect at the date of receipt of such notice or at any later time specified herein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 7.    Place and Notice of the Board of Directors’ Meetings.
(1)    The first meeting of each newly elected board of directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.
(2)    Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

(3)    Special meetings of the board of directors may be called by the chief executive officer or president of the corporation on one day’s personal or actual notice to each director, or three day’s notice given by mail, telegram or other method. Special meetings shall be called by the chief executive officer, president or secretary of the corporation in like manner and on like notice upon the written request of two directors.
(4)    Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as may be otherwise expressly provided by statute, or the Articles of Incorporation or these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.
(5)    The board of directors shall keep regular minutes of its proceedings. The secretary shall be primarily responsible for maintaining such minutes, and the same shall be placed in the minute book of the corporation.
Section 8.    Quorum of and Action by Directors. At all meetings of the board of directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specially provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
Section 9.    Action Without Meeting. Except as otherwise expressly provided by statute, by the Articles of Incorporation, or by these Bylaws, any action required or permitted to be taken at a meeting of the board of directors (or of any committee designated by the board of directors) may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors (or committee). A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this article if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.
Section 10.    Board of Directors’ Meeting by Electronic Communication. Except as otherwise expressly provided by statute, by the Articles of Incorporation, or by these Bylaws, members of the board of directors (and members of any committee designated by the board of directors) may participate in and hold a meeting of such board of directors (or committee) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 11.    Executive Committee.
(1)    The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee, to consist of two or more directors of the corporation, one of whom shall be the chief executive officer of the corporation. The executive committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or the Articles of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.
(2)    The executive committee shall determine the time, place and notice (if any) of meetings. At the executive committee meetings, a majority of the number of members shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.
(3)    The executive committee shall keep regular minutes of its proceedings, which shall be placed in the minute book of the corporation, and shall report the same to the full board of directors when required.
Section 12.    Compensation of Directors. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors; provided, that nothing herein contained shall be construed to prevent any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.
ARTICLE IV
NOTICES
Section 1.    General.
(1)    Whenever, under the provisions of a statute, or the Articles of Incorporation, or these Bylaws, notice is required to be given to any director or shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice but any such notice may be given in writing by postage prepaid mail addressed to such director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States Mail as aforesaid.
(2)    Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of a statute, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.
(3)    On consent of a shareholder, director or executive committee member, notice from the corporation may be given to the shareholder, director or executive committee member by electronic transmission. The shareholder, director, or executive committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or executive committee member may revoke this consent by written notice to the corporation. The consent is deemed to be revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is

(i)	transmitted to a facsimile number provided by the shareholder, director or executive committee member for the purpose of receiving notice;

(ii)	transmitted to an electronic mail address provided by the shareholder, director or executive committee member for the purpose of receiving notice;

(iii)
posted on an electronic network and a message is sent to the shareholder, director or executive committee member at the address provided by the shareholder, director or executive committee member for the purpose of alerting the shareholder, director or executive committee member of a posting; or

(iv)	communicated to the shareholder, director, or executive committee member by any other form of electronic transmission consented to by the shareholder, director or executive committee member.
Section 2.    Waiver of Notice. Whenever any notice is required to be given to any shareholder, director or executive committee member under the provisions of law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before of after the time stated therein, shall be equivalent to the giving of such notice. The business to be transacted at a regular or special meeting of the shareholders, directors, or executive committee members or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission unless required by the Articles of Incorporation.

ARTICLE V
OFFICERS
Section 1.    General.
(1)    The officers of the corporation shall be chosen by the directors and shall be a chairman of the board, a president, a vice president, or such additional vice presidents as the board of directors may from time to time determine, a secretary and a treasurer and such number of assistant secretaries and assistant treasurers as the board of directors may from time to time determine. Any two (2) or more offices may be held by the same person. The office of the chairman of the board may be left vacant, in the discretion of the board of directors.
(2)    The board of directors, at its first meeting after each annual meeting of shareholders, shall elect the officers of the corporation, as above provided.
(3)    The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
(4)    The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. An officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by affirmative vote of a majority of the whole board of directors.
Section 2.    Officer Compensation. The salaries of all officers shall be fixed by the board of directors. The salaries of agents and employees shall be determined and fixed by the chief executive officer.
Section 3.    Chairman of the Board and President.
(1)    The chairman of the board, if one is elected, shall preside at all meetings of shareholders and directors, and, unless the president is designated as the chief executive officer of the corporation, shall act as the chief executive officer of the corporation, in which case he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
(2)    The chief executive officer shall be ex officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation. The chief executive officer shall execute bonds, mortgages and other contracts or instruments requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

(3)    The president shall, in the absence of the chairman of the board or if no chairman of the board is elected, perform all the functions and duties hereinabove assigned to the chairman of the board. If there is a chairman of the board serving, but the president is designated as the chief executive officer, he shall perform all the functions of that office as set out in paragraphs (1) and (2) above; but in all events, the president shall be the chief administrative officer of the corporation and responsible for the active day-to-day management of the business of the corporation and shall perform such other functions and duties as may from time to time be designated by either the chairman of the board or the board of directors.
Section 4.    Vice President. The vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president; and shall have such other powers and perform such other duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him.
Section 5.    Secretary and Assistant Secretaries.
(1)    The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.
(2)    The assistant secretary, or, if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
Section 6.    Treasurer and Assistant Treasurers.
(1)    The treasurer shall have custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
(2)    The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

(3)    If so required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
(4)    The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE VI
CERTIFICATES REPRESENTING SHARES
Section 1.    General. Certificates in such form as may be determined by the board of directors shall be delivered, representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the president or a vice president and the secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar, other than the corporation or an employee of the corporation, the signature of any such officer may be facsimile.
Section 2.    Lost Certificates. The board of directors may direct that a new certificate representing shares be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to give the corporation a bond or indemnity not exceeding in amount double the value of the stock.
Section 3.    Transfer of Shares.
Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 4.    Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and in case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
Section 2.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
Section 3.    Corporation Seal. The corporation seal, if one is adopted by the board of directors, shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 4.    Indemnification.
(1)    The corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act or any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietary, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.
(2)    The corporation’s obligations under this paragraph include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.
(3)    The corporation’s obligation to indemnify and to prepay expenses under this paragraph shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Bylaws or the Articles of Incorporation of the corporation, no action taken by the corporation, either by amendment of these Bylaws or the Articles of Incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this paragraph shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this paragraph shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 5.    Reimbursement of Expenses. Any payments made to an officer of the corporation who is also directly or indirectly a shareholder, as compensation for services or as interest, rent, or reimbursement for expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the full extent of such disallowance. It shall be the duty of the board of directors to enforce payment of each such amount disallowed. In lieu of payment by the officer in cash, subject to the determination of the board of directors, proportionate amounts may be withheld from his future compensation or other payments until the amount owed to the corporation has been recovered.
ARTICLE VIII
AMENDMENTS
These Bylaws may be altered, amended, or repealed, at any meeting of the board of directors or the shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the directors present at the meeting or of the holders of a majority of the shares present or represented at such meeting and entitled to vote thereat; provided notice of the proposed alteration, amendment or repeal be contained in the notice of any such shareholders’ meeting.

The undersigned, the secretary of the corporation, hereby certifies that the foregoing Bylaws were adopted by the board of directors of the corporation effective July 27, 2004.

/s/ John C. Cirone
John C. Cirone, Secretary